Exhibit 10.10

June 8, 2005

Board of Directors
Carrizo Oil & Gas, Inc.
1000 Louisiana, Suite 1500
Houston, TX 77002

Attention:	Mr. Paul F. Boling
Chief Financial Officer

Re:	Amendment to Placement Agent Agreement Relating to Engagement of Hibernia Southcoast Capital, Inc. as Managing Placement Agent

Dear Sir:

Reference is made to that certain Placement Agent Agreement (the “Agreement”) dated June 7, 2005 by and between Carrizo Oil & Gas, Inc. (the “Company”) and Hibernia Southcoast Capital, Inc.(“HSC”) pursuant to which the Company has engaged HSC as its managing placement agent in connection with the proposed private placement of shares of the Company’s common stock pursuant to the exemptions from registration provided in the Securities Act of 1933, as amended. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

In consideration of the premises, the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, effective as of the date hereof, the Agreement shall be amended by replacing (1) all references to the size of the Offering of up to 1,100,000 shares with references to the size of the Offering of up to 1,200,000 shares and (2) Exhibit C thereto with Exhibit C as attached to this letter.

If this letter is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding amendment to the Agreement between the Company and the Placement Agents in accordance with its terms. Except as specifically amended by this letter, the Agreement shall remain in full force and effect and the Agreement, as amended by this letter, is hereby ratified and affirmed in all respects.

[signature page follows]

Very truly yours,

HIBERNIA SOUTHCOAST CAPITAL, INC.

By: /s/Stanley E. Ellington, Jr.
Stanley E. Ellington, Jr.
Managing Director

Accepted this 8th day of June, 2005

CARRIZO OIL & GAS, INC.

By: /s/ Paul F. Boling
Paul F. Boling
Chief Financial Officer

EXHIBIT C

Additional Placement Agents	Percentage of Commissions and Fees

Hibernia Southcoast Capital, Inc.	45.00%
First Albany	13.75%
Johnson, Rice & Company, LLC	13.75%
Harris Nesbit	13.75%
Pritchard Capital Partners, LLC	13.75%